Exhibit 99.1

CommScope Stockholders Approve Proxy Proposals

HICKORY, NC, May 1, 2015—Stockholders of CommScope Holding Company, Inc., a global provider of connectivity and essential infrastructure solutions for wireless, business enterprise and residential broadband networks, approved three proxy proposals today at the company’s annual stockholders meeting in New York City.

CommScope stockholders re-elected Campbell R. Dyer, Stephen C. Gray and L. William Krause as Class II directors for terms ending in 2018 and ratified the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2015 fiscal year. In addition, stockholders approved, on an advisory (non-binding) basis, the compensation of CommScope’s named executive officers.

About CommScope

CommScope (NASDAQ: COMM) helps companies around the world design, build and manage their wired and wireless networks. Our network infrastructure solutions help customers increase bandwidth; maximize existing capacity; improve network performance and availability; increase energy efficiency; and simplify technology migration. You will find our solutions in the largest buildings, venues and outdoor spaces; in data centers and buildings of all shapes, sizes and complexity; at wireless cell sites and in cable headends; and in airports, trains, and tunnels. Vital networks around the world run on CommScope solutions.

Investor Contacts:

Jennifer Crawford

+1 828-323-4970

Philip Armstrong

+1 828-323-4848

News Media Contact:

Joe Depa

+1 828-431-9803

Source: CommScope